                                                                    Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP

         We consent to the incorporation by reference in this Proxy Statement of United Shipping & Technology, Inc. relating to a special meeting of shareholders of our report dated September 25, 2000, with respect to the consolidated financial statements of United Shipping & Technology, Inc. included in its Annual Report (Form 10-K) for the year ended July 1, 2000.

ERNST & YOUNG LLP

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Minneapolis, Minnesota
July ____, 2001